UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2009

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a resolution of the Board of Directors of LML Payment Systems Inc. (“LML” or the “Corporation”), effective as of May 20, 2009, LML has appointed David C. Cooke to the Board of Directors of the Corporation.  The Board has also appointed Mr. Cooke to its audit, compensation and nominating and corporate governance committees.  In addition, Mr. Cooke has also been designated by the board as the audit committee financial expert.

Mr. Cooke spent over 15 years with the FDIC, including serving as the sole Deputy to former FDIC Chairman, the late L. William Seidman.  After leaving the FDIC, he served as Executive Director of the Resolution Trust Corporation from 1989 to 1992 and then spent 11 years as a senior level consultant in the private sector before returning to the FDIC in 2003 to serve as its Chief Learning Officer in charge of its new Corporate University until his retirement from the FDIC in 2006.  He is a Certified Public Accountant and a Chartered Financial Analyst, who brings extensive financial industry experience to LML through his roles in both the public and private sectors.

Item 7.01	Regulation FD Disclosure.

On May 20, 2009 the Corporation issued a press release announcing that David C. Cooke had been appointed to the board of directors of the Corporation.  The press release is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1                 Press release dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

May 20, 2009